UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011 (November 7, 2011)

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Settlement Agreement

On November 7, 2011, Amylin Pharmaceuticals, Inc. (“Amylin”) entered into a Settlement and Termination Agreement (the “Settlement Agreement”) with Eli Lilly and Company (“Lilly”). The Settlement Agreement provides for, among other things, the termination of the Collaboration Agreement, by and between Amylin and Lilly, dated September 19, 2002, as amended (the “Collaboration Agreement”), pursuant to which Amylin and Lilly collaborated in the global development and commercialization of exenatide, including the twice-daily version of exenatide, BYETTA® (exenatide) injection, and sustained-release formulations, such as BYDUREON™ (exenatide extended-release for injectable suspension), which has been approved in the European Union and is currently under review by the United States Food and Drug Administration (the “FDA”).  The Settlement Agreement also provides for the full and final settlement and resolution of certain outstanding claims by Amylin against Lilly.

Termination of Collaboration Agreement and Related Agreements.  As of the date of execution of the Settlement Agreement (the “Effective Date”), the Collaboration Agreement is terminated and shall have no further force and effect.  As of the Effective Date, all rights and licenses granted by Lilly to Amylin under the Collaboration Agreement and under certain Related Agreements (defined below) shall terminate and revert to Lilly, and all rights and licenses granted by Amylin to Lilly under such agreements shall terminate and revert to Amylin.

Settlement and Release. On May 13, 2011, Amylin filed a civil action captioned Amylin Pharmaceuticals, Inc. v. Eli Lilly and Company, No. 11 Civ. 1061 JLS (NLS) in United States District Court for the Southern District of California, alleging claims for breach of contract, breach of the covenant of good faith and fair dealing, and violations of certain federal and state antitrust statutes and the Lanham Act (the “Litigation”).  Under the Settlement Agreement, Lilly and Amylin have each agreed to dismiss or withdraw all claims in the Litigation, with prejudice, with each party bearing its own attorneys' fees and costs.  Each party will grant the other party and its agents, employees, collaborators and other similar related parties a release with respect to all claims arising out of, or substantially similar to, the claims asserted (or which could have been asserted) in the Litigation, the conduct complained of in legal papers leading up to the Litigation, the party’s participation in the collaboration or any contractual duty under the Collaboration Agreement, the use of confidential information, and the research, manufacture, development, marketing and sale of the releasing party’s other products.  The parties have also covenanted not to sue each other based on the released claims, subject to a right to defend against any action by released parties on such claims.

Consideration. Under the terms of the Settlement Agreement, Amylin will pay to Lilly an upfront payment of $250,000,000 within 15 days of the Effective Date.  Amylin has also agreed to pay to Lilly a milestone payment of $150,000,000, payable upon approval by the FDA of a monthly exenatide suspension product.  In addition, Amylin will make quarterly payments to Lilly pursuant to a Revenue Sharing Obligation (as described below) based on sales of exenatide products and certain payments received by Amylin from third parties.

Amylin will be required to make quarterly payments to Lilly equal to (i) 15% of net sales of exenatide products by Amylin or any Amylin sales partner, subject to minimum guarantees in each of 2012 and 2013, and (ii) 20% of any consideration, including upfront or milestone payments, received by Amylin from Amylin sales partners for the grant to such sales partners of certain rights relating to exenatide products, up to $1,200,000,000, in the aggregate plus any interest that is accrued and compounded as described below (the “Revenue Sharing Obligation”).  The Revenue Sharing Obligation will continue until the earliest to occur of (x) the date that Amylin has paid to Lilly an amount equal to $1,200,000,000, plus any interest that is accrued and compounded, (y) December 31, 2036, and (z) termination of the Revenue Sharing Obligation in accordance with the terms of the Settlement Agreement (as described below). Interest will accrue on the outstanding balance of the Revenue Sharing Obligation at a rate of 2.295% quarterly.  Interest will not be payable in cash, but will be added on the last day of each calendar quarter to the outstanding balance of the Revenue Sharing Obligation.  Amylin may delay payments on the Revenue Sharing

Obligation for the first two quarters of 2012, however, interest will accrue and compound on any payments so delayed.  Simultaneously with the execution of the Settlement Agreement, Amylin entered into a promissory note in favor of Lilly (the “Note”) in the initial principal amount of $1,200,000,000, secured by certain assets of Amylin and its subsidiaries and guaranteed by certain subsidiaries of Amylin.  The terms of the Note, and the related security agreement and subsidiary guarantees are described below under the heading “The Note and the Security Agreement”.

The Revenue Sharing Obligation, the Note, the security interest and related guarantees will terminate if BYDUREON is not approved by the FDA on or before June 30, 2014.  If BYDUREON is not approved by June 30, 2014, the Revenue Sharing Obligation will terminate and Amylin will pay to Lilly 8% of exenatide net sales for so long as exenatide products are sold.  The Revenue Sharing Obligation, the Note, the security interest and related guarantees will also terminate if all exenatide products are withdrawn from the United States and Europe due to safety or efficacy issues and are not sold for a period of four years, during which period no interest shall accrue on the Revenue Sharing Obligation. If sales of exenatide products resume in the United States or Europe after such four year period, Amylin will pay to Lilly 8% of exenatide net sales for so long as exenatide products are sold.  The Revenue Sharing Obligation, the Note, the security interest and related guarantees will also terminate if Lilly or any of its affiliates challenge certain patents relating to the exenatide products with an intent to manufacture, market, or sell exenatide products.

If all exenatide products are withdrawn from the United States due to safety or efficacy issues for a period of four years but continue to be sold in Europe, the Revenue Sharing Obligation and the amount outstanding under the Note will be reduced by 65% and interest will not accrue on the portion of the outstanding obligation subject to such reduction.  If all exenatide products are withdrawn from Europe due to safety or efficacy issues for a period of four years but continue to be sold in the United States, the Revenue Sharing Obligation and the amount outstanding under the Note will be reduced by 35%, and interest will not accrue on the portion of the outstanding obligation subject to such reduction.

Transition.  Commencing on November 30, 2011, Amylin will have the exclusive right to commercialize exenatide products in the United States, and will have sole responsibility for United States regulatory matters.  The parties will use commercially reasonable efforts to transition operations in the United States in accordance with the terms of a Transition Agreement entered into by Amylin and Lilly on the Effective Date (the “Transition Agreement”).

Lilly will continue to have exclusive rights to commercialize exenatide products outside of the United States from the Effective Date until December 31, 2013 or such earlier date as agreed by the parties (the “Transition Completion Date”), provided, however, that either party may deliver a notice to the other party with respect to a particular country or countries outside of the United States (an “OUS Country”), specifying an earlier transfer date for that country. Under the terms of the Settlement Agreement, Amylin is permitted to deliver a notice to transition an OUS Country at any time after (i) June 30, 2012 with respect to an OUS Country where Lilly has launched BYDUREON prior to March 31, 2012, or (ii) March 31, 2012 with respect to any other OUS Countries, provided that with respect to Europe, Amylin may deliver a transition notice on or after April 1, 2012.  Lilly is permitted to deliver a notice to transition an OUS Country any time after September 30, 2012. The transition of any OUS Country(ies) set forth in a notice will be effective 180 days after the notice date.  After the transition of an OUS Country, Amylin will have exclusive rights to commercialize exenatide products in that country.  The parties will use commercially reasonable efforts to transition operations outside of the United States in accordance with the Transition Agreement.  Amylin has agreed to reimburse Lilly for any losses up to $60,000,000 in the aggregate resulting from commercialization by Lilly of exenatide products in OUS Countries through the Transition Completion Date.

Intellectual Property.  Lilly has granted Amylin a perpetual license to Lilly patents and know-how that are necessary or reasonably useful for development, manufacture and commercialization of exenatide products.  Amylin has granted a license to Lilly to allow it to continue to commercialize exenatide products in the United States until November 30, 2011, and outside of the United States until the earlier of December 31, 2013 and the applicable OUS Country transition date.  Each party will jointly own patents and improvements that were jointly developed in connection with the collaboration.  Amylin has covenanted not to sue Lilly for patent infringement claims arising from the development or commercialization of certain Lilly products, and Lilly has covenanted not to sue Amylin for patent infringement claims arising from the development or commercialization of exenatide products.

Standstill.  Except for a de minimus exception and purchases of Amylin securities by Lilly’s pension funds, Lilly may not acquire Amylin common stock or take other actions to acquire control of Amylin until on or before the Transition Completion Date; provided, however, that Lilly will not be subject to this restriction if Amylin defaults under the Note, if Amylin enters into a definitive agreement with a third party with respect to a business combination, or if after December 31, 2012,  a third party announces an offer to acquire Amylin and such person has sufficient financing to consummate a business combination.

Restrictive Covenants.  Lilly has agreed that it will not commercialize exenatide or any biosimilar/bioequivalent of exenatide to the extent such commercialization would infringe a claim in certain Amylin patents.  The parties have also agreed that certain Lilly employees will not work on Lilly’s GLP-FC product for a one year period following the Effective Date, and other identified Lilly employees will not work on Lilly’s GLP-FC product for a period of six months following the cessation of their involvement with commercialization and/or transition of exenatide products.

Product Liability Claims.  Lilly and Amylin have agreed to share expenses and liability for certain product liability claims for three years after the Effective Date.

Indemnification.  Each party has agreed to indemnify the other party for third party claims based upon its breach of the collaboration, the Settlement Agreement or ancillary agreements entered into in connection with the Settlement Agreement.  Each party has also agreed to indemnify the other party for third party claims arising from negligent or more culpable acts of such party.  Lilly's liability for transition activities (but not commercialization or development activities) will not exceed the aggregate amounts paid to Lilly for transition activities.

Non-solicit.  Each party has agreed not to solicit employees or the other party for the three year period following the Effective Date.

Term.  The Settlement Agreement will continue in full force and effect until the expiration of Amylin’s obligation to pay to Lilly the consideration described above.

The above description of the Settlement Agreement is a summary and is qualified in its entirety by the terms of the agreement, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

The Note and the Security Agreement

In connection with the Settlement Agreement, on November 7, 2011, Amylin executed the Note for the initial principal amount of $1,200,000,000.  The principal amount outstanding from time to time will be reduced by any payments with respect to, or reductions of, the Revenue Sharing Obligation pursuant to the Settlement Agreement.  Interest will accrue on the outstanding balance of the Note at a rate of 2.295% quarterly (the initial principal amount plus such interest, the "Secured Obligations"). Interest will not be payable in cash, but shall instead be added on the last day of each quarter to the outstanding principal amount of the Note.  The Note has a scheduled maturity of December 31, 2036, however, Amylin may prepay all or any portion of the Note without premium or penalty.

On November 7, 2011, Amylin, Amylin Ohio LLC  and Lilly entered into that certain Security Agreement (the “Security Agreement”), pursuant to which Amylin and Amylin LLC granted to Lilly, as collateral to secure the Note, a security interest in intellectual property relating to the exenatide products, United States regulatory approvals relating to the exenatide products, certain third party license agreements, certain deposit accounts into which counterparties of such license agreements are required to make payments, certain third party supply agreements, inventory and a supply agreement for BYDUREON to be entered into between Amylin’s wholly-owned subsidiary

Amylin Ohio LLC and Amylin (collectively, the “Collateral”).  On November 7, 2011, Amylin Ohio LLC and Lilly entered into that certain Subsidiary Guarantee Agreement (the "Guarantee"), pursuant to which Amylin Ohio LLC provided a guarantee of the Secured Obligations to Lilly.  Any Amylin affiliate that owns Collateral is required to become a grantor under the Security Agreement and guarantee the Note.

The Note, the Security Agreement and the Guarantee will terminate if BYDUREON is not approved by the FDA on or before June 30, 2014.   The Note, the Security Agreement and the Guarantee will also terminate if all exenatide products are withdrawn from the United States and Europe due to safety or efficacy issues and are not sold for a period of four years, during which period no interest shall accrue on the Note.  The Note, the Security Agreement and the Guarantee will also terminate if Lilly or any of its affiliates challenge certain patents relating to the exenatide products with an intent to manufacture, market or sell exenatide products.  If all exenatide products are withdrawn from the United States due to safety or efficacy issues for a period of four years but continue to be sold  in Europe, the amount outstanding under the Note will be reduced by 65% and interest will not accrue on the portion of the Note subject to such reduction.  If all exenatide products are withdrawn from Europe due to safety or efficacy issues for a period of four years but continue to be sold in the United States, the amount outstanding under the Note will be reduced by 35%, and interest will not accrue on the portion of the Note subject to such reduction.

There will be an event of default under the Note if Amylin fails to make payments under the Revenue Sharing Obligation in accordance with the terms of the Settlement Agreement, upon the occurrence of a bankruptcy or insolvency of Amylin or any of its affiliates party to the Security Agreement or providing a guarantee, if certain representations and warranties of Amylin and Amylin Ohio LLC are not true and correct in any material respects when made, or if Amylin breaches certain assignment provisions in the Settlement Agreement, Note Agreement or Security Agreement.  Upon the occurrence and continuance of an event of default under the Note, Lilly may declare all outstanding amounts under the Note due and payable and may exercise its rights with respect to the Collateral under the Security Agreement.  The sole recourse in respect of the Secured Obligations under the Note, the Security Agreement and the Guarantee is limited to the Collateral.

The above description of the Note, the Security Agreement and the Guarantee is a summary and is qualified in its entirety by the terms of the Note, the Security Agreement and the Guarantee, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

Amended and Restated Loan Agreement and Promissory Note

On November 7, 2011, Amylin and Lilly amended and restated that certain loan agreement, dated as of October 16, 2008 (such agreement, the “Original Loan Agreement”, and as amended and restated, the “Amended and Restated Loan Agreement”), pursuant to which Lilly previously made a $165,000,000 unsecured loan to Amylin. The Amended and Restated Loan Agreement extends the maturity date of outstanding obligations under the Original Loan Agreement to June 30, 2016. In connection with the Amended and Restated Loan Agreement, Amylin executed a promissory note in favor of Lilly in the amount of $165,000,000.

The above description of the Amended and Restated Loan Agreement and the promissory note executed by Amylin in connection with the Amended and Restated Loan Agreement is a summary and is qualified in its entirety by the terms of the Amended and Restated Loan Agreement and the promissory note, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

Amended and Restated Exenatide Once Weekly Supply Agreement

On November 7, 2011, Amylin and Lilly amended and restated that certain Exenatide Once Weekly Supply Agreement, dated as of October 16, 2008 (such agreement, the “Original Exenatide Once Weekly Supply Agreement”, and as amended and restated, the “Amended and Restated Exenatide Once Weekly Supply Agreement”), pursuant to which Amylin will supply commercial quantities of fixed-dose injection of exenatide administered once weekly (including related components) to Lilly for sale in jurisdictions outside the United States until the transition of operations outside the United States to Amylin as contemplated by the Settlement Agreement and the Transition Agreement.  The purchase price paid for exenatide product and components purchased by Lilly under the Original Exenatide Once Weekly Supply Agreement were included as part of the companies’ periodic reconciliation of operating profits or loss as contemplated under the Collaboration Agreement.  Under the terms of the Amended and Restated Exenatide Once Weekly Supply Agreement, Amylin will invoice Lilly for exenatide once weekly product and components purchased by Lilly in accordance with a fixed pricing schedule.  The Amended and Restated Exenatide Once Weekly Supply Agreement will expire no later than December 31, 2013.

The above description of the Amended and Restated Exenatide Once Weekly Supply Agreement is a summary and is qualified in its entirety by the terms of the Amended and Restated Exenatide Once Weekly Supply Agreement, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

Amended and Restated Device and Finished EQW Product Manufacturing Agreement

On November 7, 2011, Amylin  and Lilly amended and restated that certain Device Development and Manufacturing Agreement, dated as of July 1, 2003 (such agreement, the “Original Device Agreement”, and as amended and restated, the “Amended and Restated Device and Finished EQW Product Manufacturing Agreement”), pursuant to which Lilly will manufacture a mechanical injection pen for daily use to include a pre-filled cartridge of exenatide for sale in and outside the United States and once weekly exenatide fixed-dose injectable in finished product form and all components and associated packaging for sale outside the United States.  The purchase price paid for products and components purchased by Amylin under the Original Device Agreement was included as part of the companies’ periodic reconciliation of operating profits or loss as contemplated under the Collaboration Agreement.  Under the terms of the Amended and Restated Device and Finished EQW Manufacturing Agreement, Lilly will invoice Amylin for product and components purchased by Amylin in accordance with a fixed pricing schedule.  The Amended and Restated Device and Finished EQW Product Manufacturing Agreement will expire on December 31, 2013 or earlier if terminated by mutual written consent of Amylin and Lilly.

The above description of the Amended and Restated Device and Finished EQW Product Manufacturing Agreement is a summary and is qualified in its entirety by the terms of the Amended and Restated Device and Finished EQW Product Manufacturing Agreement, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

Amylin and Lilly are parties to a number of other agreements that have been entered into in connection with the Settlement Agreement.

Item 1.02.	Termination of a Material Definitive Agreement

Pursuant to the Settlement Agreement, Amylin and Lilly terminated the Collaboration Agreement as described above.  Under the terms of the Collaboration Agreement, Amylin and Lilly collaborated in the global development and commercialization of exenatide, including twice-daily BYETTA and once-weekly BYDUREON.  Lilly had been granted licenses to specified Amylin technology for the manufacture, use and sale outside of the United States of products containing exenatide, subject to the terms and conditions stated therein.  Amylin and Lilly had also agreed to co-develop and co-promote products containing exenatide in the United States and had agreed to certain milestone and cost and profit sharing arrangements in connection therewith under the terms of the Collaboration Agreement.

Pursuant to the Settlement Agreement, Amylin and Lilly terminated the U.S. Co-Promotion Agreement, by and between Amylin and Lilly dated September 19, 2002, as amended. Under the terms of the U.S. Co-Promotion Agreement, Amylin and Lilly had agreed to use approximately equal efforts to co-promote BYETTA and any sustained-release formulations of exenatide in the United States and Lilly was responsible for commercialization efforts of exenatide products outside the United States.

Pursuant to the Settlement Agreement, Amylin and Lilly terminated the Cost Allocation Agreement, by and between Amylin and Lilly dated May 4, 2009.  Under the terms of the Cost Allocation Agreement, Amylin and Lilly had agreed to certain cost allocations between the parties with respect to the development and commercialization of exenatide products.

Pursuant to the Settlement Agreement, Amylin and Lilly terminated the Exenatide Once Weekly Pen Supply Agreement, by and between Amylin and Lilly dated May 11, 2009.  Under the terms of the Exenatide Once Weekly Pen Supply Agreement, Amylin and Lilly had agreed to develop a dual chamber cartridge pen configuration for the delivery of BYDUREON and to certain capital investment allocation and cost sharing arrangements in connection therewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Pursuant to the Revenue Sharing Obligation set forth in the Settlement Agreement, Amylin will be required to make quarterly payments to Lilly equal to (i) 15% of net sales of exenatide products by Amylin or any Amylin sales partner, subject to minimum guarantees in each of 2012 and 2013, and (ii) 20% of any consideration, including upfront or milestone payments received by Amylin from Amylin sales partners for the grant to such sale partners of certain rights relating to exenatide products, up to $1,200,000,000, in the aggregate plus any interest that is accrued and compounded as described below.  The Revenue Sharing Obligation will continue until the earliest to occur of (x) the date that Amylin has paid to Lilly an amount equal to $1,200,000,000, plus any interest that is accrued and compounded, (y) December 31, 2036, and (z) termination of the Revenue Sharing Obligation in accordance with the terms of the Settlement Agreement (as described below). Interest will accrue on the outstanding balance of the Revenue Sharing Obligation at a rate of 2.295% quarterly.  Interest will not be payable in cash, but will be added on the last day of each calendar quarter to the outstanding balance of the Revenue Sharing Obligation.  Amylin may delay payments on the Revenue Sharing Obligation for the first two quarters of 2012, however, interest will accrue and compound on any payments so delayed.

Simultaneously with the execution of the Settlement Agreement, Amylin has entered into the Note in the initial principal amount of $1,200,000,000, secured by certain assets of Amylin and its subsidiaries and guaranteed by certain subsidiaries of Amylin. The principal amount will be reduced by any payments with respect to, or reductions of, the Revenue Sharing Obligation pursuant to the Settlement Agreement.  Interest will accrue on the outstanding balance of the Note at a rate of 2.295% quarterly. Interest will not be payable in cash, but shall instead be added on the last day of each quarter to the outstanding principal amount of the Note.  The Note has a scheduled maturity of December 31, 2036, however, Amylin may prepay all or any portion of the Note without premium or penalty.

On November 7, 2011, Amylin, Amylin Ohio LLC and Lilly entered into the certain Security Agreement, pursuant to which Amylin and Amylin Ohio LLC granted to Lilly the Collateral to secure the Note.  Any Amylin affiliate that owns Collateral is required to become a grantor under the Security Agreement and guarantee the Note.

The Revenue Sharing Obligation, the Note, the Security Agreement and the Guarantee will terminate if BYDUREON is not approved by the FDA on or before June 30, 2014.  If BYDUREON is not approved by June 30, 2014, the Note and Revenue Sharing Obligation will terminate and Amylin will pay to Lilly 8% of exenatide net sales for so long as exenatide products are sold.  The Revenue Sharing Obligation, the Note, the Security Agreement and the Guarantee will also terminate if all exenatide products are withdrawn from the United States and Europe due to safety or efficacy issues and are not sold for a period of four years, during which period no interest shall accrue on the Revenue Sharing Obligation. If sales of exenatide products resume in the United States or Europe after such four year period, Amylin will pay to Lilly 8% of exenatide net sales for so long as exenatide products are sold.  The Revenue Sharing Obligation, the Note, the Security Agreement and the Guarantee will also terminate if Lilly or any of its affiliates challenge certain patents relating to the exenatide products with an intent to manufacture, market or sell exenatide products.

If all exenatide products are withdrawn from the United States due to safety or efficacy issues for a period of four years but continue to be sold in Europe, the Revenue Sharing Obligation and the amount outstanding under the Note will be reduced by 65% and interest will not accrue on the portion of the outstanding obligation subject to such reduction.  If all exenatide products are withdrawn from Europe due to safety or efficacy issues for a period of four years but continue to be sold in the United States, the Revenue Sharing Obligation and the amount outstanding under the Note will be reduced by 35%, and interest will not accrue on the portion of the outstanding obligation subject to such reduction.

There will be an event of default under the Note if Amylin fails to make payments under the Revenue Sharing Obligation in accordance with the terms of the Settlement Agreement, upon the occurrence of a bankruptcy or insolvency of Amylin or any of its affiliates party to the Security Agreement or providing a guarantee, if certain representations and warranties of Amylin are not true and correct in any material respects when made, or if Amylin breaches certain assignment provisions in the Settlement Agreement, Note Agreement or Security Agreement.  Upon the occurrence and continuance of an event of default under the Note, Lilly may declare all outstanding amounts under the Note due and payable and may exercise its rights with respect to the Collateral under the Security Agreement.  The sole recourse in respect of the Secured Obligations under the Note, the Security Agreement and the Guarantee is limited to the Collateral.

The above description of the Settlement Agreement, the Note, the Security Agreement and the Guarantee is a summary and is qualified in its entirety by the terms of the Settlement Agreement, the Note, the Security Agreement and the Guarantee, which will be filed with Amylin’s annual report on Form 10-K for the year ended December 31, 2011.

Item 8.01.	Other Events.

On May 13, 2011, Amylin filed a lawsuit against Lilly in the United States District Court for the Southern District of California, alleging claims for breach of contract, breach of the covenant of good faith and fair dealing, and violations of certain federal and state antitrust statutes and the Lanham Act.  Among other things, Amylin alleged Lilly was engaging in anticompetitive conduct and breaching various agreements with Amylin, including the Collaboration Agreement, by, inter alia, failing to maximize the commercialization of exenatide and using a single sales force to simultaneously market exenatide products and competing products.

Pursuant to the Settlement Agreement, Amylin has agreed to settle and resolve all outstanding claims and disputes relating to the Litigation.  Amylin will dismiss or withdraw all claims in the Litigation, with prejudice and with each party to bear its own attorneys fees and costs.  Amylin and Lilly will each grant the other party a release with respect to all claims asserted (or that could have been asserted) in the Litigation.

On November 8, 2011, Amylin and Lilly issued a joint press release announcing their agreement to terminate their alliance for exenatide and resolve the outstanding litigation between the companies, a copy of which is furnished as an exhibit to this current report on Form 8-K.

On November 8, 2011, Amylin hosted a conference call to discuss the transition of the exenatide franchise.  A slide presentation accompanying the call was available on Amylin’s corporate website at www.amylin.com, a copy of which is furnished as an exhibit to this current report on Form 8-K.

(d)	Exhibits.

Number	Description

99.1	Press Release issued by the Registrant and Eli Lilly and Company on November 8, 2011, furnished herewith.
99.2	Slide presentation accompanying Amylin conference call on November 8, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: November 8, 2011	By:	/s/ Mark G. Foletta
Mark G. Foletta Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Registrant and Eli Lilly and Company on November 8, 2011, furnished herewith.
99.2	Slide presentation accompanying Amylin conference call on November 8, 2011, furnished herewith.